[LOGO]                                                          IESI CORPORATION
                                                 6125 Airport Freeway, Suite 202
                                                           Haltom City, TX 76117
                                                          Phone No. 817-314-5800
                                                            Fax No. 817-314-5238

================================================================================

Contact:
Thomas J. Cowee
Chief Financial Officer
817-759-4753
tjcowee@iesi.com



        IESI CORPORATION REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS AND
                      EXPANSION OF ITS BETHLEHEM LANDFILL


HALTOM CITY, TX - MAY 8, 2003 - IESI Corporation today reported that revenue for the three months ended March 31, 2003 increased 18.8% to $55.4 million, as compared with revenue of $46.7 million for the corresponding three-month period in 2002. Income from operations for the three months ended March 31, 2003 was $3.6 million, as compared with $5.1 million for the corresponding period in 2002. Loss before cumulative effect of change in accounting principle for SFAS No. 143 for the three months ended March 31, 2003 was $(376,000), as compared with income of $110,000 for the corresponding period in 2002. During the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 required the Company to change its method of accounting for landfill capping, closure and post-closure costs.

The Company also announced that, on April 18, 2003, the Pennsylvania Department of Environmental Protection granted the Company a permit to expand its Bethlehem, PA landfill. The expansion permit also increased the average daily capacity of the landfill from 750 tons to 1,375 tons. As a result of the expansion permit, the current estimated remaining operating life of the landfill has been increased to 14 years.

Mickey Flood, President and Chief Executive Officer of the Company, commenting on the Company's performance during the first quarter of 2003 said, "we were faced with numerous operating challenges in our first quarter, including severe winter weather conditions and higher fuel costs, and we temporarily reduced disposal volumes at our Bethlehem landfill to conserve its limited remaining space." "I'm pleased with the Company's results despite these challenges. With the issuance of the Bethlehem landfill expansion permit in April, we are well positioned to meet our 2003 financial objectives."

The Company will host a conference call to discuss these results on Friday, May 9, 2003, at 9:00 a.m. (CT). You can listen to the conference call by calling
(877) 329-7569 and ask for the IESI 1st quarter conference call. A telephonic replay of the call will be available 24 hours a day beginning at 3:00 p.m. on May 9 through May 23, 2003 by calling (877) 347-9473, and entering replay #229105. A copy of this press release and any additional financial and statistical information relating to the three months ended March 31, 2003 to be presented during the conference call will be available on the Company's website at www.iesi.com (go to "Press Room"). After May 23, 2003, a replay of the conference call will also be available at that website.

The Company is one of the leading regional, non-hazardous solid waste management companies in the United States. The Company provides collection, transfer, disposal and recycling services to 259 communities, including more than 510,000 residential and 51,000 commercial and industrial customers, in nine states.

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe the Company's objectives, plans or goals are also forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. The Company urges you to carefully consider the factors set forth below in evaluating the forward-looking statements and cautions you not to place undue reliance on such forward-looking statements. There may also be additional risks that the Company does not presently know of or that the Company currently believes are immaterial which could also impair the Company's business. In light of these risks, uncertainties and assumptions, the forward-looking events may or may not occur.

Some of the factors that could affect the accuracy of the forward-looking statements are: the Company's business is capital intensive and may consume cash in excess of cash flow from the Company's operations and borrowings; the Company's growth strategy depends, in part, on the Company acquiring other solid waste management or related businesses and expanding the Company's existing landfills and other operations, which the Company may be unable to do; the Company may not be able to successfully manage its growth; competition could reduce the Company's profitability or limit its ability to grow; state and municipal requirements to reduce landfill disposal by encouraging various alternatives may adversely affect the Company's ability to operate its landfills at full capacity; the Company may lose contracts through competitive bidding or early termination, which would cause the Company's revenue to decline; the Company is geographically concentrated in the northeastern and southern United States and susceptible to those regions' local economies and regulations; the loss of the City of New York as a customer could have a significant adverse effect on the Company's business and operations; the Company's substantial debt could adversely affect its financial condition and make it more difficult for the Company to make payments with respect to its debt; despite the Company's current indebtedness, the Company and its subsidiaries may be able to incur substantially more debt, exacerbating the risks described above; the Company requires a significant amount of cash to service its debt, and the Company's ability to generate cash depends on many factors, some of which are beyond its control; the Company's failure to comply with the covenants contained in its senior credit facility or the indenture governing its 10 1/4% senior subordinated notes due 2012 (the "Notes"), including as a result of events beyond its control, could result in an event of default, which could materially and adversely affect the Company's operating results and financial condition; covenant restrictions in the Company's senior credit facility and the indenture governing the Notes may limit its ability to operate its business; the interests of the Company's controlling stockholders could conflict with those of other holders of the Company's securities; the Company depends heavily on its senior management; if the Company is unable to obtain performance or surety bonds, letters of credit or insurance, it may not be able to enter into additional municipal solid waste collection contracts or retain necessary landfill operating permits; the Company is subject to extensive legislation and governmental regulation that may restrict its operations or increase its costs of operations; the Company may not be able to obtain permits it requires to operate its business; the Company may be subject to legal action relating to compliance with environmental laws; the Company may have liability for environmental contamination; and the Company will always face the risk of liability, and insurance may not always be available or sufficient.

Additional information regarding these and other factors which could materially affect the forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including the risk factors detailed in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The forward-looking statements contained herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update the forward-looking statements to reflect new information, subsequent events or otherwise.

                                         IESI CORPORATION AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                             AND OTHER FINANCIAL DATA
                                              (DOLLARS IN THOUSANDS)
                                                    (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                            MARCH 31,
                                         -------------------------------------------------
                                                  2003                     2002
                                         ------------------------ ------------------------
                                              $           %            $           %
                                         ------------ ----------- ------------ -----------

        South Region....................      35,356        63.8       27,623        59.2
        Northeast Region................      20,058        36.2       19,035        40.8
                                         ------------ ----------- ------------ -----------
        Services revenue................      55,414       100.0       46,658       100.0
        Operating expense...............      36,918        66.7       29,635        63.5
        General and administrative......       7,060        12.7        5,775        12.4
        Depreciation, depletion and
           amortization.................       7,874        14.2        6,177        13.2
                                         ------------ ----------- ------------ -----------
                                              51,852        93.6       41,587        89.1
        Income from operations..........       3,562         6.4        5,071        10.9
        Interest expense, net...........      (4,330)       (7.8)      (2,623)       (5.6)
        Other income (expense), net.....           2          --          (46)       (0.1)
        Income tax benefit (expense) ...         390         0.7       (2,292)       (4.9)
                                         ------------ ----------- ------------ -----------
        Income (loss) before cumulative         (376)       (0.7)         110         0.2
           effect of change in
           accounting principle.........
        Cumulative effect of change in
           accounting principle.........      (1,476)       (2.6)          --          --
                                         ------------ ----------- ------------ -----------
        Net income (loss)...............      (1,852)       (3.3)         110         0.2
                                         ============ =========== ============ ===========

        Net cash provided by operating
           activities...................       7,203                    1,994
        Net cash used in investing
           activities...................     (11,358)                  (8,617)
        Net cash provided by financing
           activities...................       4,108                    5,933

        EBITDA(1) ......................      11,438        20.6       11,202        24.0


      (1)  EBITDA is reconciled to income from operations as follows:

                                                         THREE MONTHS ENDED MARCH 31,
                                                      ------------------------------------
                                                            2003               2002
                                                      ------------------  ----------------
        Income from operations                             $ 3,562            $ 5,071
        Depreciation, depletion, and amortization            7,874              6,177
        Other income (expense), net                              2                (46)
                                                      ------------------  ----------------
        EBITDA                                             $11,438              $11,202


      Earnings before interest, taxes, depreciation, depletion and amortization ("EBITDA") is a non-GAAP financial measure. The Company provides EBITDA because it believes that the Company's investors find EBITDA to be a useful analytical tool for determining the Company's ability to service and incur debt and fund ongoing capital expenditures and because certain covenants in the Company's senior credit facility are tied to a substantially similar measure (which permits the Company to add back certain additional amounts to net income (loss)). EBITDA is also used by some of the Company's investors as a valuation and financial performance measure. Additionally, the Company uses EBITDA for certain internal management measurement purposes. EBITDA should not be considered in isolation or as a substitute for GAAP measures. In addition, the Company's measurement of EBITDA may not be comparable to similarly titled measures reported by other companies.

The table below shows, for the periods indicated, the percentage of our total reported revenue attributable to each of our types of service:

                                              THREE MONTHS ENDED MARCH 31,
                                           -----------------------------------
                                                 2003               2002
                                           -----------------   ---------------
                   Collection                    71.6%             67.1%
                   Transfer                      18.9%             23.3%
                   Landfill                       5.8%              6.0%
                   Recycling                      3.0%              2.9%
                   Other                          0.7%              0.7%
                                           -----------------   ---------------
                   Total                        100.0%            100.0%

The table below shows, for the periods indicated, the components of our revenue growth:

                                              THREE MONTHS ENDED MARCH 31,
                                           -----------------------------------
                                                 2003               2002
                                           -----------------   ---------------
                   Acquisition                   11.9%               3.3%
                   Price                          3.7%               3.3%
                   Volume                         3.2%               3.1%
                                           -----------------   ---------------
                   Total                         18.8%               9.7%

                                         IESI CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED BALANCE SHEETS
                                        (IN THOUSANDS EXCEPT SHARE AMOUNTS)
                                                    (UNAUDITED)

                                                                                                        MARCH 31,      DECEMBER 31,
                                                                                                     --------------  ---------------
                                                                                                          2003             2002
                                                                                                     --------------  ---------------
                                                               ASSETS
Current assets:
   Cash...........................................................................................          $2,543        $2,590
   Accounts receivable--trade, less allowance of $610 and $941 at March 31, 2003 and  December 31,
     2002, respectively............................................................................         28,332        27,516
   Deferred income taxes...........................................................................            849           850
   Prepaid expenses and other current assets.......................................................          5,393         3,950
                                                                                                     --------------  ---------------
Total current assets...............................................................................         37,117        34,906
Property and equipment, net........................................................................        242,803       241,870
Goodwill...........................................................................................        128,519       128,409
Other intangible assets, net.......................................................................         21,364        22,666
Other assets.......................................................................................          4,243         3,001
                                                                                                     --------------  ---------------
Total assets.......................................................................................       $434,046      $430,852
                                                                                                     ==============  ===============
                                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable--trade..........................................................................        $15,454       $17,086
   Accrued expenses and other current liabilities..................................................         16,429        13,388
   Deferred revenue................................................................................          4,276         3,777
   Current portion of long-term debt...............................................................            151           185
                                                                                                     --------------  ---------------
Total current liabilities..........................................................................         36,310        34,436
Long-term debt.....................................................................................        203,503       198,387
Accrued environmental and landfill costs...........................................................         11,403        12,539
Deferred income taxes..............................................................................          6,150         6,770
Other liabilities..................................................................................          1,406         1,594
                                                                                                     --------------  ---------------
Total liabilities..................................................................................        258,772       253,726
Redeemable preferred stock:
   Redeemable Series A Convertible Preferred Stock, 32,000 shares authorized, issued and outstanding        39,684        39,684
   Redeemable Series B Convertible Preferred Stock, 20,100 shares authorized, issued and outstanding        24,808        24,808
   Redeemable Series C Convertible Preferred Stock, 55,000 shares authorized, issued and outstanding        92,627        89,205
   Redeemable Series D Convertible Preferred Stock, 145,000 shares authorized, 55,000 shares issued
     and outstanding...............................................................................         61,209        59,653
                                                                                                     --------------  ---------------
Total redeemable preferred stock...................................................................        218,328       213,350
Stockholders' equity (deficit):
   Common stock, par value $.01: Authorized shares: Class A--3,600,000, Class B Convertible--450,000, at March 31, 2003 and December 31, 2002; issued and outstanding shares: Class A--142,000,
     Class B Convertible--112,980, at March 31, 2003 and December 31, 2002..........................              3             3
   Additional paid-in capital......................................................................             --            --
   Accumulated deficit.............................................................................       (43,057)      (36,227)
   Cumulative other comprehensive income...........................................................             --            --
                                                                                                     --------------  ---------------
Total stockholders' equity (deficit)...............................................................       (43,054)      (36,224)
                                                                                                     --------------  ---------------
Total liabilities and stockholders' equity (deficit)...............................................       $434,046      $430,852
                                                                                                     ==============  ===============

                                         IESI CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (IN THOUSANDS)
                                                    (UNAUDITED)

                                                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                                                         -------------------------------------
                                                                              2003               2002
                                                                         ----------------  -------------------
OPERATING ACTIVITIES.................................................
Net income (loss)....................................................    $        (1,852)  $            110
Cumulative effect of change in accounting principle..................              1,476                 --
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation, depletion and amortization..........................              7,874              6,177
   Amortization of deferred financing costs..........................                654                554
   Provision for doubtful accounts...................................                181                308
   Deferred income tax (benefit) expense.............................               (620)             2,289
   Changes in operating assets and liabilities, net of effects of acquired waste management operating assets and liabilities:
   Accounts receivable, prepaid expenses and other current assets....             (2,649)            (1,769)
   Accounts payable, accrued expenses and other liabilities..........              1,920             (5,373)
   Capping, closure and post closure accretion.......................                286                 --
   Capping, closure and post closure expenditures....................                (67)              (302)
                                                                         ----------------  -----------------
Net cash provided by operating activities............................              7,203              1,994
INVESTING ACTIVITIES.................................................
Purchases of property and equipment..................................             (8,853)            (3,910)
Acquisitions of waste management operations..........................               (134)            (3,472)
Initial development costs for newly acquired permitted landfills.....             (1,247)                --
Capitalized interest.................................................               (618)              (302)
Deferred costs associated with transactions in process...............               (506)              (933)
                                                                         ----------------  -----------------
Net cash used in investing activities................................            (11,358)            (8,617)
FINANCING ACTIVITIES.................................................
Borrowings under long-term debt......................................              7,600              8,800
Payments on long-term debt...........................................             (3,056)            (2,867)
Debt issue costs.....................................................               (436)                --
                                                                         ----------------  -----------------
Net cash provided by financing activities............................              4,108              5,933
                                                                         ----------------  -----------------
Net decrease in cash and cash equivalents............................                (47)              (690)
Cash and cash equivalents at beginning of period.....................              2,590              2,171
                                                                         ----------------  -----------------
Cash and cash equivalents at end of period...........................    $         2,543   $          1,481
                                                                         ================  =================